United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Sustainable Projects group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2316 Pine Ridge Rd #383, Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 239-307-2925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

SUSTAINABLE PROJECTS GROUP INC.

February 14, 2023

TABLE OF CONTENTS

Page

INTRODUCTORY NOTE	1

Item 1.01 Entry into a Material Definitive Agreement.	1

Item 2.01 Completion of Acquisition or Disposition of Assets.	6

Item 3.02 Unregistered Sales of Equity Securities.	38

Item 5.01 Change in Control of Registrant.	38

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	38

Item 5.06 Change in Shell Company Status.	38

Item 9.01 Financial Statements and Exhibits.	38

Signatures	40

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INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Sustainable Projects Group Inc., a Nevada corporation, and its subsidiary following the Closing (as defined below). Unless the context otherwise requires, all references to “Lithium Harvest” refer to Lithium Harvest ApS, a Denmark private limited liability company. All references herein to the “Board” refer to the board of directors of the Company.

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2023, we entered into a Securities Exchange Agreement (the “Agreement”) with Lithium Harvest, and all of the shareholders of Lithium Harvest (the “Shareholders”).

The Agreement is further described below and has been attached as an exhibit to this report to provide investors and securityholders with information regarding its terms. Our description of the Agreement is qualified in its entirety by reference to the actual terms thereof, and it is not intended to provide any other factual information about the Company or Lithium Harvest or to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”).

The Agreement includes representations, warranties, and covenants that are customary for such kind of agreement and are made solely for the purpose of the Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Agreement. Investors and securityholders should not rely on the representations, warranties, and covenants in the Agreement or any description thereof as characterizations of the actual state of facts or conditions of the Company, Lithium Harvest or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Agreement, rather than establishing matters of fact.

Securities Exchange Agreement

Pursuant to the terms of the Agreement, the Company acquired all of the outstanding shares of capital stock of Lithium Harvest in exchange for issuing to the Shareholders 206,667,233 shares of the Company’s common stock (the “Exchange Transaction”). The Exchange Transaction closed on February 14, 2023 (the “Closing”).

As a result of the Exchange Transaction, Lithium Harvest is now a wholly-owned subsidiary of the Company. Outstanding shares of the Company’s common stock will remain outstanding and unaffected as a result of the Exchange Transaction. The Company’s common stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), immediately following the Exchange Transaction.

Based on 287,190,813 currently outstanding shares of the Company’s common stock, following the issuance to the Shareholders of the shares of the Company’s common stock, the Shareholders hold approximately 72% of the outstanding voting power and capital stock of the Company and existing holders of the Company’s common stock hold approximately 3%. Kestrel Flight Fund LLC, which held a convertible loan issued by the Company prior to the Exchange Transaction, holds approximately 25% of the outstanding voting power and capital stock of the Company (See “The Company’s Related Party Transactions”).

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Governance and Management

As of the Closing, the Board now consists of two members, Sune Mathiesen, who immediately prior to the Closing was a director of Lithium Harvest, and Stefan Muehlbauer. Paw Juul, the Company’s Chief Technology Officer, also was appointed a director of the Company, effective 10 days following the mailing of an information statement that satisfies the requirements of Rule 14F-1 under the Exchange Act to the Company’s stockholders. Sune Mathiesen also was appointed the Chairman of the Board.

As of the Closing, the Company’s President and Chief Executive Officer is Sune Mathiesen, who immediately prior to the Closing was the President and Chief Executive Officer of Lithium Harvest; the Company’s Chief Technology Officer is Paw Juul, who immediately prior to the Closing was the Chief Technology Officer of Lithium Harvest; and the Company’s Chief Financial Officer is Stefan Muehlbauer, who immediately prior to the Closing was the Company’s President, Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary. Mr. Muehlbauer notified the Board of his decision to resign as the Company’s President, Chief Executive Officer, Chief Compliance Officer, Treasurer and Corporate Secretary on February 14, 2023, effective immediately.

Accounting Treatment; Change of Control

As a result of the Exchange Transaction, a change of control occurred with respect to the Company’s stock ownership and management upon the Closing. Therefore, we have determined to treat the Exchange Transaction as a reverse merger for accounting purposes, with Lithium Harvest as the acquirer for accounting purposes.

Employment Agreements

In connection with the Exchange Transaction, the Company entered into employment agreements with each of Sune Mathiesen, Stefan Muehlbauer and Paw Juul to serve as the Chief Executive Officer, Chief Financial Officer and the Chief Technology Officer, respectively, of the Company.

Transition Employment Agreement with Sune Mathiesen

On February 14, 2023, we entered into an executive service agreement with Mr. Mathiesen, effective as of January 14, 2023, providing for his employment as our Chief Executive Officer (the “CEO Agreement”).

Pursuant to the CEO Agreement, Mr. Mathiesen is entitled to an initial annual base salary of $300,000 and annual pension contributions that amount to 10% of Mr. Mathiesen’s annual base salary. The CEO Agreement also indicates that Mr. Mathiesen shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his annual base salary pursuant to a separate stock grant agreement. Under the CEO Agreement, Mr. Mathiesen is also entitled to a company car, and we will pay for all expenses related to such company car.

The CEO Agreement is non-terminable until December 31, 2025, after which date, upon providing 12 months advance notice, the CEO Agreement may be terminated by either Mr. Mathiesen or us.

The CEO Agreement contains a perpetual confidentiality requirement.

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U.S. Employment Agreement with Sune Mathiesen

Upon Mr. Mathiesen’s relocation to the U.S., we intend to enter into a new executive employment agreement with him to replace the CEO Agreement and provide for Mr. Mathiesen’s continued employment as our Chief Executive Officer (the “U.S. CEO Agreement”) through December 31, 2025 (the “U.S. CEO Agreement Expiration Date”), except upon the earlier termination of the U.S. CEO Agreement as discussed below. Following the U.S. CEO Agreement Expiration Date, the U.S. CEO Agreement may be terminated by Mr. Mathiesen or us for any reason.

Pursuant to the U.S. CEO Agreement, Mr. Mathiesen is entitled to an annual base salary of approximately $300,000 and will be eligible to participate in our retirement plan, subject to the eligibility terms and conditions of such plan. The U.S. CEO Agreement also indicates that Mr. Mathiesen shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his base salary pursuant to a separate stock grant agreement. Under the U.S. CEO Agreement, Mr. Mathiesen is also: (i) entitled to a company car, and we will pay for all expenses related to such company car; (ii) the reimbursement of reasonable moving costs to the Houston area; and (iii) for so long as Mr. Mathiesen remains employed by us, for up to the initial two consecutive years following the date Mr. Mathiesen relocates to the Houston area, reimbursement for reasonable housing costs in the Houston area, up to a total amount of $5,000 per month.

Pursuant to the U.S. CEO Agreement, if Mr. Mathiesen’s employment is involuntarily terminated by us without Cause (as defined below) or by reason of his death or Disability (as defined below), then, subject to his timely execution and non-revocation of a release of claims, in addition to compensation that has been earned but not yet paid, he will be entitled to a severance amount equal to his then current base monthly salary from the date of his termination until the U.S. CEO Agreement Expiration Date, or, if such termination occurs after the U.S. CEO Agreement Expiration Date, his then current base monthly salary for a period of 12 months following his date of termination.

For purposes of the U.S. CEO Agreement, “Cause” means: (i) any act by Mr. Mathiesen that is materially detrimental to our best interests or that constitutes common law fraud, a felony or any other criminal act involving moral turpitude; (ii) gross misconduct, material neglect or any act of disloyalty or dishonesty by Mr. Mathiesen related to or connected with Mr. Mathiesen’s employment by us or otherwise likely to cause material harm to us or our reputation; (iii) a material violation by Mr. Mathiesen of our written policies, codes of conduct or direction of our board of directors; (iv) wrongful appropriation by Mr. Mathiesen of our funds or property or other material breach of Mr. Mathiesen’s fiduciary duties to us; or (v) the material breach of the U.S. CEO Agreement by Mr. Mathiesen, or any other written agreement between us and Mr. Mathiesen.

For purposes of the U.S. CEO Agreement, “Disability” means the inability of Mr. Mathiesen to perform on a full-time basis the duties and responsibilities of Mr. Mathiesen’s employment with us by reason of Mr. Mathiesen’s illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 180 day period. A period of inability is “uninterrupted” unless and until Mr. Mathiesen returns to full time work for a continuous period of at least 30 days.

The U.S. CEO Agreement requires Mr. Mathiesen to enter into a confidentiality and restrictive covenant agreement, which contains a 12 month post-termination non-solicitation requirement and a perpetual confidentiality requirement, among other terms and conditions.

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Employment Agreement with Stefan Muehlbauer

On February 14, 2023, we entered into an executive employment agreement with Stefan Muehlbauer providing for his employment as our Chief Financial Officer (the “CFO Agreement”), or such other role as determined by us from time to time, through January 31, 2024 (the “CFO Agreement Term”), except upon the earlier termination of the CFO Agreement as discussed below. After the expiration of the CFO Agreement Term, Mr. Muehlbauer shall resign from any positions that he holds.

Pursuant to the CFO Agreement, Mr. Muehlbauer is entitled to an annual base salary of $125,000 and will be eligible to participate in our benefit plan, subject to the eligibility terms and conditions of such plans or programs. The CFO Agreement also indicates that Mr. Muehlbauer shall be eligible to receive a one-time cash bonus of $25,000 at the end of the CFO Agreement Term, subject to Mr. Muehlbauer remaining employed through the expiration of the CFO Agreement Term.

The CFO Agreement may be terminated by either Mr. Muehlbauer or us, if either party provides 30 days’ advance notice. Further, we may terminate the CFO Agreement immediately without notice if Mr. Muehlbauer is in breach of the CFO Agreement or for other serious cause.

The CFO Agreement requires Mr. Muehlbauer to enter into a confidentiality and restrictive covenant agreement, which contains a 12 month post-termination non-solicitation requirement, a 24 month post-termination non-disparagement requirement, a 12 month post-termination, non-competition requirement, and a perpetual confidentiality requirement, among other terms and conditions.

Transition Employment Agreement with Paw Juul

On February 14, 2023, we entered into an executive service agreement with Mr. Juul, effective as of January 14, 2023, providing for his employment as our Chief Technology Officer (the “CTO Agreement”).

Pursuant to the CTO Agreement, Mr. Juul is entitled to an initial annual base salary of approximately $300,000 and annual pension contributions that amount to 10% of Mr. Juul’s annual base salary. The CTO Agreement also indicates that Mr. Juul shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his annual base salary pursuant to a separate stock grant agreement. Under the CTO Agreement, Mr. Juul is also entitled to a company car, and we will pay for all expenses related to such company car.

The CTO Agreement is non-terminable until December 31, 2025, after which date, upon providing 12 months advance notice, the CTO Agreement may be terminated by either Mr. Juul or us.

The CTO Agreement contains a perpetual confidentiality requirement.

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U.S. Employment Agreement with Paw Juul

Upon Mr. Juul’s relocation to the U.S., we intend to enter into a new executive employment agreement with him to replace the CTO Agreement and provide for Mr. Juul’s continued employment as our Chief Technology Officer (the “U.S. CTO Agreement”) through December 31, 2025 (the “U.S. CTO Agreement Expiration Date”), except upon the earlier termination of the U.S. CTO Agreement as discussed below. Following the U.S. CTO Agreement Expiration Date, the U.S. CTO Agreement may be terminated by Mr. Juul or us for any reason.

Pursuant to the U.S. CTO Agreement, Mr. Juul is entitled to an annual base salary of $300,000 and will be eligible to participate in our retirement plan, subject to the eligibility terms and conditions of such plan. The U.S. CTO Agreement also indicates that Mr. Juul shall be eligible to receive (i) an annual cash bonus of up to 150% of his base salary pursuant to a separate bonus agreement and (ii) a stock-based bonus of up to 100% of his base salary pursuant to a separate stock grant agreement. Under the U.S. CTO Agreement, Mr. Juul is also: (i) entitled to a company car, and we will pay for all expenses related to such company car; (ii) the reimbursement of reasonable moving costs to the Houston area; and (iii) for so as Mr. Juul remains employed by us, for up to the initial two consecutive years following the date Mr. Juul relocates to the Houston area, reimbursement for reasonable housing costs in the Houston area, up to a total amount of $5,000 per month.

Pursuant to the U.S. CTO Agreement, if Mr. Juul’s employment is involuntarily terminated by us without Cause (as defined below) or by reason of his death or Disability (as defined below), then, subject to his timely execution and non-revocation of a release of claims, in addition to compensation that has been earned but not yet paid, he will be entitled to a severance amount equal to his then current base monthly salary from the date of his termination until the U.S. CTO Agreement Expiration Date, or, if such termination occurs after the U.S. CTO Agreement Expiration Date, his then current base monthly salary for a period of 12 months following his date of termination.

For purposes of the U.S. CTO Agreement, “Cause” means: (i) any act by Mr. Juul that is materially detrimental to our best interests or that constitutes common law fraud, a felony or any other criminal act involving moral turpitude; (ii) gross misconduct, material neglect or any act of disloyalty or dishonesty by Mr. Juul related to or connected with Mr. Juul’s employment by us or otherwise likely to cause material harm to us or our reputation; (iii) a material violation by Mr. Juul of our written policies, codes of conduct or direction of our board of directors; (iv) wrongful appropriation by Mr. Juul of our funds or property or other material breach of Mr. Juul’s fiduciary duties to us; or (v) the material breach of the U.S. CTO Agreement by Mr. Juul, or any other written agreement between us and Mr. Juul.

For purposes of the U.S. CTO Agreement, “Disability” means the inability of Mr. Juul to perform on a full-time basis the duties and responsibilities of Mr. Juul’s employment with us by reason of Mr. Juul’s illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 120 days or more during any 180 day period. A period of inability is “uninterrupted” unless and until Mr. Juul returns to full time work for a continuous period of at least 30 days.

The U.S. CTO Agreement requires Mr. Juul to enter into a confidentiality and restrictive covenant agreement, which contains a 12 month post-termination, non-solicitation requirement and a perpetual confidentiality requirement, among other terms and conditions.

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Item 2.01	Completion of Acquisition or Disposition of Assets.

The Exchange Transaction

Item 1.01 of this report describes the Exchange Transaction (see “Securities Exchange Agreement”), which is incorporated by reference herein.

Election of Board of Directors; Appointment of Officers

Item 1.01 of this report describes changes to the Company’s Board and executive officers in connection with the Exchange Transaction (see “Governance and Management”) and certain compensatory arrangements (see “Employment Agreements”), which are incorporated by reference herein.

Description of Business

Overview

We are a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing electric vehicle (“EV”) and broader battery markets. We have developed a proprietary technology to extract lithium from oilfield wastewater, which we believe will enable us to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which we expect to provide us with a competitive advantage over other lithium manufacturers. We believe this competitive advantage will enable us to capitalize on the acceleration of vehicle electrification and renewable energy adoption.

We plan to establish our first lithium carbonate manufacturing facility in 2023, which we anticipate will be capable of manufacturing up to 1,000 metric tons of lithium carbonate equivalent (“LCE”), and we plan to begin manufacturing battery-grade lithium compounds at such facility in the first half of 2024.

Our Technology and Products

Direct Lithium Extraction Technology. Our Direct Lithium Extraction (“DLE”) technology enables us to extract and manufacture lithium compounds from oilfield wastewater in a few hours. Competing technologies typically extract and manufacture lithium compounds from brine or hard rock through processes that take up to two to three years. Our DLE technology also allows us to adjust production according to customer needs, which we believe puts us in a favorable position to meet growing demand.

Lithium Carbonate and Lithium Hydroxide. We plan to produce battery-grade lithium carbonate and lithium hydroxide for use in high performance lithium-ion batteries for EVs and broader battery markets. We plan to produce both standardized and customer specific compounds.

Our Growth Strategy

To fully capitalize on the growing demand for lithium compounds, our growth strategy will involve continued investment in manufacturing facilities, research and development, and our people. Essential features of our growth strategy include:

●	Build and expand manufacturing capacities. We plan to establish our first lithium carbonate manufacturing facility in 2023, which we anticipate will be capable of manufacturing up to 1,000 metric tons of LCE, and we plan to begin manufacturing battery-grade lithium compounds at such facility in the first half of 2024. We plan to continue to invest in manufacturing capacity and aim to have a total manufacturing capacity in excess of 6,000 metric tons of LCE by the end of 2026.

●	Enter new geographic areas and expand North American operations. We believe that U.S. and international governments will increasingly support the local and sustainable production of critical minerals, including lithium compounds, for the green energy transition. Our first lithium carbonate manufacturing facility is planned to be established in Texas, and we intend to continue to expand our operations in North America in the near term, and eventually expand to Europe.

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●	Continued investment in research and development and the expansion of our product portfolio. We believe that the continued evolution of battery technologies will require new forms of lithium to be produced. To ensure that we are well-positioned to develop new products to keep pace with the evolving battery technology industry, we plan to continue to focus and invest in research and development. Further, we plan to utilize our proprietary technology to expand our product portfolio to also include nickel, magnesium and vanadium.

●	Focus on sustainability. We believe that lithium will continue to be an important component of the green energy transition. Likewise, we believe that there will be a continued and increased focus on responsible lithium production and the Environmental, Social and Governance issues and concerns related to the production of lithium. Operating in a socially conscious, ethical, safe and sustainable manner is reflected in our core values. Further, we believe that our DLE technology has the lowest environmental footprint of any lithium extraction technology in the industry. We believe that our sustainable extraction technology and our local manufacturing will differentiate us from our competitors and help us build important strategic relationships with customers and other stakeholders.

●	Invest in our people. Our business depends on highly specialized research scientists, engineers, a technical sales force and experienced management. We are committed to investing in our people through training and development. We aim to attract and retain talent by cultivating an inclusive and positive working environment that creates and supports diversity and provides equal opportunity and fairness in our management systems.

Competitive Strengths

We believe the following strengths underpin our ability to grow our business and profitability:

●	Direct Lithium Extraction. Our DLE technology enables us to extract and manufacture lithium compounds from oilfield wastewater in a few hours. Competing technologies typically extract and manufacture lithium compounds from brine and hard rock through a process that takes up to two to three years. Our DLE technology also allows us to adjust production according to customer needs, which we believe puts us in a favorable position to meet growing demand.

●	Stable and readily available lithium feedstock. We use our DLE technology to produce high performance lithium compounds from oilfield wastewater (also referred to as “produced water”). The global oil and gas industry produces more than 250 million barrels of produced water per day, which will provide a stable supply of lithium feedstock. Further, our DLE technology does not require us to acquire land and obtain drilling permits, which we believe will allow us to establish new lithium operations and ramp production much quicker than our competitors.

●	Low capital expenditure. Because our DLE technology does not require us to acquire land and obtain drilling permits, we believe that we can establish lithium operations at a lower cost than our competitors.

●	Low operating expenses. We believe that our operating expenses will be competitive with any other technology used in the industry. Our manufacturing facilities will use a high degree of automation, which we expect to lower our operating expenses. Our lithium compounds are produced from a waste product and will be extracted, refined and packaged in the same facility, which we believe will lower our costs for transportation.

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●	Local manufacturing. We plan to produce our products as close to our customers as possible. We believe that governments will be increasingly focused on the local supply of critical minerals, and recent regulatory developments in our geographical focus areas strongly incentivize battery and vehicle manufacturers to source locally produced lithium products.

●	Sustainable production. We produce our lithium compounds from oilfield wastewater. More than 90% of all water used in our production is cleaned and reused. We believe that we will have the lowest environmental footprint in the industry, and we believe that customers and end-users will be increasingly focused on sustainable manufacturing of battery materials. We believe that our low environmental footprint will position us favorably against competitors using more traditional lithium extraction technologies.

Our Market

The market for battery grade lithium compounds is global, and we plan to sell our products worldwide. Based on estimates by Benchmark Minerals, lithium demand is forecasted to rise from 350,000 tons in 2020 to 2.5 million tons in 2030 and over 7 million tons in 2040, with a positive long-term price trend estimate of $15,000 per ton for battery-grade Lithium Carbonate and Lithium Hydroxide from 2025 to 2040. We believe that the continued electrification of transportation and transition to renewable energy sources will support continued significant growth in demand for lithium compounds over the next decade.

Raw Materials

Lithium

We produce our lithium products from oilfield wastewater. The annual global production of produced water is more than 250 million barrels per day. The U.S. production of produced water is more than 50 million barrels per day. Not all produced water is suitable for lithium production, but we estimate that the current U.S. production of produced water is sufficient to produce more than 500,000 metric tons of LCE annually.

We plan to enter into long-term supply agreements with oil and gas companies and service providers for the supply of produced water.

Water

All fresh water used in our production will be reused water from the production of oil and natural gas. We do not require any additional fresh water supplies.

Energy

Our production relies on a steady source of energy. We expect to use solar energy to the extent possible, but we will require an external supply of energy for our equipment.

Other raw materials

We use a range of raw materials and chemicals intermediates in our production processes. We generally expect to satisfy our requirements through spot purchases but likely will rely on medium-to-long-term agreements for the supply of certain raw materials.

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Generally, we are not expecting supply chain constraints, but temporary shortages of certain raw materials may occur and cause temporary price increases. During periods of high demand, our raw materials are subject to significant price fluctuations that may have an adverse impact on our results of operations. In addition, there could be inflationary pressure on the costs of raw materials.

Competition

Our products will compete with other lithium compounds available in the market. Many of our competitors are large companies with long-term experience in the industry. The market for battery grade lithium compounds faces barriers to entry, including access to a stable and sufficient supply of lithium feedstock, the ability to produce a sufficient quality and quantity of lithium, technical know-how, and sufficient lead time to develop new lithium mining projects. We believe that our DLE technology enables us to produce high quality products quickly, at an attractive cost, and with a minimal environmental footprint, which we believe will differentiate us from our competitors. We intend to continue to invest in research and development to further improve our products, develop new products, and build market share.

Intellectual Property

Our success depends in part upon our ability to protect and use our DLE technology and the intellectual property rights related to our DLE technology. On December 15th, 2022 we received an “Intention to Grant” notification from the Danish Patent and Trademark Office. We expect the Danish patent to be granted in the first quarter of 2023. Further, we have a pending application for a U.S. patent. If granted, these patents will expire in 2042.

Customers

We intend to sell our products to customers in the EV and broader battery markets, and plan to initially sell lithium locally to customers in the regions close to our manufacturing facilities.

Sales and Marketing

We intend to initially sell our products directly to customers in the U.S. and anticipate that we will subsequently sell our products to customers throughout North America, Asia and Europe.

Manufacturing

We intend to manufacture the lithium compounds we extract at our own facilities. We intend to construct our first commercial manufacturing facility in 2023.

Research and Development

We conduct research and development to optimize our DLE technology and our lithium products and to develop new product candidates and technologies.

Seasonality

Our operations are generally not impacted by seasonality. However, production is expected to be marginally lower during the summer due to the U.S. vacation season.

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Government Laws and Regulations

We are subject to and will incur capital and operating costs to comply with U.S. federal, state and local environmental, health and safety laws and regulations, including those governing employee health and safety, the composition of our products, the discharge of pollutants into the air and water, and the management and disposal of hazardous substances and wastes.

In June 2016, modifications to the Toxic Substances Control Act in the United States were signed into law, requiring chemicals to be assessed against a risk-based safety standard and for the elimination of unreasonable risks identified during risk evaluation. Other initiatives in Asia and potentially in other regions will require toxicological testing and risk assessments of a wide variety of chemicals, including chemicals used or produced by us. These assessments may result in heightened concerns about the chemicals involved and additional requirements being placed on the production, handling, labeling or use of the subject chemicals. Such concerns and additional requirements could also increase the cost incurred by our customers to use our chemical products and otherwise limit the use of these products, which could lead to a decrease in demand for these products.

To the extent we manufacture or import products into the European Union (“EU”) or downstream users of our products are located in the EU, we may be subject to the European Community Regulation for the Registration, Evaluation, Authorization and Restriction of Chemicals (“REACH”). REACH imposes obligations on EU manufacturers and importers of chemicals and other products into the EU to compile and file comprehensive reports, including testing data, on each chemical substance, and perform chemical safety assessments. Currently, certain lithium products are undergoing a risk assessment review under REACH, which may eventually result in restrictions in the handling or use of lithium carbonate and other lithium products that we produce, which may increase our production costs. In addition, REACH regulations impose significant additional responsibilities and costs on chemical producers, importers, downstream users of chemical substances and preparations, and the entire supply chain. REACH, if applicable to the sale or manufacture of our products, may lead to increases in the costs of raw materials we may purchase and the products we may sell in the EU, which could increase the costs of our products and result in a decrease in their overall demand.

We use and generate hazardous substances and wastes in our operations and may become subject to claims and substantial liability for personal injury, property damage, wrongful death, loss of production, pollution and other environmental damages relating to the release of such substances into the environment. Depending on the frequency and severity of such incidents, it is possible that the Company’s revenues, operating costs, insurability and relationships with customers, employees and regulators could be impaired.

Human Capital Management

We had eight full-time employees as of February 14, 2023. None of our employees are represented by a labor organization or are a party to a collective bargaining arrangement. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Facilities

We conduct and manage our operations from our offices in Aalborg, Denmark and Houston, Texas. We do not have a commercial manufacturing facility, but plan to construct a commercial manufacturing facility in 2023.

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Risk Factors

Risks Related to Our Business

Demand and market prices for lithium will greatly affect the value of our investment in our lithium projects and our ability to develop them successfully.

The prices of commodities vary on a daily basis. Price volatility could have dramatic effects on the results of operations and our ability to execute our business plan. The price of lithium materials may also be reduced by the discovery of new lithium deposits and production methods, which could not only increase the overall supply of lithium (causing downward pressure on its price), but could draw new firms into the lithium industry that could compete with us. Even if commercial quantities of lithium are produced by us, there is no guarantee that a profitable market will exist for the sale of the lithium. The development of our projects will be significantly affected by changes in the market price of lithium-based end products, such as lithium carbonate and lithium hydroxide. Factors beyond our control may affect the marketability of any lithium produced. The prices of various metals have experienced significant movement over short periods of time and are affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for lithium is affected by various factors, including, among others, political events, economic conditions and production costs in major producing regions. Furthermore, the price of lithium products is significantly affected by their purity and performance, and by the specifications of end-user battery manufacturers. If the products produced from our projects do not meet battery-grade quality and/or do not meet customer specifications, pricing will be reduced from that expected for battery-grade product. In turn, the availability of customers may also decrease. We may not be able to effectively mitigate against pricing risks for our products. Depressed pricing for our products will affect the level of revenues expected to be generated by us, which in turn could affect our value, share price and the potential value of our properties. There can be no assurance that the price of lithium will be such that it can be produced at a profit.

Competition within our industry may adversely affect our businesses and results of operations.

We face strong competition from companies in connection with the production of lithium. Many of these companies have greater financial resources, operational experience and technical capabilities than us, and as a result, our competitors may be able to produce and sell lithium at a lower cost than us. Consequently, our prospects, revenues, operations and financial condition could be materially adversely affected.

The development of non-lithium battery technologies could adversely affect us.

The development and adoption of new battery technologies that rely on inputs other than lithium compounds could significantly impact our prospects and future revenues. While current and next generation high energy density batteries for use in EVs rely on lithium compounds as a critical input, alternative materials and technologies are being researched with the goal of making batteries lighter, more efficient, faster charging and less expensive, and some of these technologies could be less reliant on lithium compounds. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon, but commercialized battery technologies that use no, or significantly less, lithium could materially and adversely impact our prospects and future revenues.

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There is risk to the growth of lithium markets.

Our lithium business is significantly dependent on the continued growth in demand for lithium batteries for EVs and energy storage. To the extent that such development, adoption and growth do not occur in the volume and/or manner that we contemplate, including for reasons described under the heading “The development of non-lithium battery technologies could adversely affect us” above, the long-term growth in the markets for lithium products may be adversely affected, which would have a material adverse effect on our business, financial condition and operating results.

Our business is subject to hazards common to chemical and natural resource extraction businesses, any of which could injure our employees or other persons, damage our facilities or other properties, interrupt our production and adversely affect our reputation and results of operations.

Our business is subject to hazards common to chemical manufacturing, storage, handling and transportation, as well as natural resource extraction, including explosions, fires, severe weather, natural disasters, mechanical failure, unscheduled downtime, transportation interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other risks. These hazards can cause personal injury and loss of life to our employees and other persons, severe damage to, or destruction of, property and equipment and environmental contamination. In addition, the occurrence of disruptions, shutdowns or other material operating problems at our facilities due to any of these hazards may diminish our ability to meet our output goals. Accordingly, these hazards and their consequences could adversely affect our reputation and have a material adverse effect on our operations as a whole, including our results of operations and cash flows, both during and after the period of operational difficulties.

Our business is subject to a number of operational risks.

We are subject to a number of operational risks and may not be adequately insured for certain risks, including, among others, environmental contamination, liabilities arising from historic operations, accidents or spills, industrial and transportation accidents, which may involve hazardous materials, labor disputes, catastrophic accidents, fires, blockades or other acts of social activism, changes in the regulatory environment, the impact of non-compliance with laws and regulations, natural phenomena such as inclement weather conditions, floods, earthquakes, ground movements, cave-ins, and encountering unusual or unexpected geological conditions and technological failure of exploration methods.

There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, our property, personal injury or death, environmental damage, increased costs, monetary losses and potential legal liability and adverse governmental action. These factors could all have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

The resource extraction business is cyclical in nature.

The resource extraction business and the marketability of the products it produces are affected by worldwide economic cycles. At the present time, the significant demand for lithium and other commodities in many countries is driving increased prices, but it is difficult to assess how long such demand may continue. Fluctuations in supply and demand of resources in various regions throughout the world are common.

As our business is in the development stage and as we do not carry on commercial-scale production activities, our ability to fund ongoing development is affected by the availability of financing which is, in turn, affected by the strength of the economy and other general economic factors.

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Electronic vehicle regulations and economic incentives may impact our business.

Demand for lithium-based end products, such as lithium-ion batteries for use in EVs, may be impacted by changes to government regulation and economic incentives. Government and economic incentives that support the development and adoption of EVs in the U.S. and abroad, including certain tax exemptions, tax credits and rebates, may be reduced, eliminated or exhausted from time to time. For example, previously available incentives favoring EVs in areas including Canada, Germany, Hong Kong, and California have expired or were cancelled or made temporarily unavailable, and in some cases were not replaced or reinstituted. Any similar developments could have a negative impact on overall prospects for growth of the lithium market and pricing, which in turn could have a negative effect on us and our projects.

Our business depends on adequate infrastructure.

Resource extraction activities depend on adequate infrastructure. Reliable roads, bridges, and power sources are important determinants which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, or community, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations.

Fluctuating construction costs can impact our business.

As a result of the substantial expenditures involved in resource extraction development projects, developments are prone to material cost overruns versus budget. The capital expenditures and time required to develop new projects are considerable and changes in cost or construction schedules can significantly increase both the time and capital required to build the project.

Construction costs and timelines can be impacted by a wide variety of factors, many of which are beyond our control. These include, but are not limited to, weather conditions, ground conditions, availability of material required for construction, availability and performance of contractors and suppliers, inflation, delivery and installation of equipment, design changes, accuracy of estimates and availability of accommodations for the workforce.

Project development schedules are also dependent on obtaining the governmental approvals necessary for the operation of a project. The timeline to obtain these government approvals is often beyond our control.

Our business could be adversely affected by environmental, health and safety laws and regulations.

The nature of our business exposes us to risks of liability under environmental laws and regulations due to the production, storage, use, transportation and sale of materials that can cause contamination or personal injury if released into the environment. In the jurisdictions in which we operate, or will operate, we are or will be subject to numerous U.S. and non-U.S. national, federal, state and local environmental, health and safety laws and regulations, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes and the cleanup of contaminated properties. Liabilities associated with the investigation and cleanup of hazardous substances, as well as personal injury, property damages or natural resource damages arising from the release of, or exposure to, such hazardous substances may be imposed in many situations without regard to violations of laws or regulations or other fault, and may also be imposed jointly and severally (so that a responsible party may be held liable for more than its share of the losses involved, or even the entire loss). Such liabilities may also be imposed on many different entities, including, for example, current and prior property owners or operators, as well as entities that arranged for the disposal of the hazardous substances. Such liabilities may be material and can be difficult to identify or quantify.

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Further, some of the raw materials we handle are subject to government regulation. These regulations affect the manufacturing processes, handling, uses and applications of our products. In addition, our production facilities require numerous operating permits. Due to the nature of these requirements and changes in our operations, our operations may exceed limits under permits or we may not have the proper permits to conduct our operations. Ongoing compliance with such laws, regulations and permits is an important consideration for us, and we expect to incur substantial capital and operating costs in our compliance efforts. Compliance with environmental laws generally increases the costs of manufacturing, registration/approval requirements, transportation and storage of raw materials and finished products, and storage and disposal of wastes, and could have a material adverse effect on our results of operations. We may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations, for violations arising under these laws or permit requirements. Furthermore, environmental laws are subject to change and have become increasingly stringent in recent years. We expect this trend to continue and to require materially increased capital expenditures and operating and compliance costs.

We are subject to extensive foreign government regulation that can negatively impact our business.

We are subject to government regulation in non-U.S. jurisdictions in which we conduct our business, including Denmark, among others. These jurisdictions may have different tax codes, environmental regulations, labor codes and legal frameworks, which adds complexity to our compliance with these regulations. The requirements for compliance with these laws and regulations may be unclear or indeterminate and may involve significant costs, including additional capital expenditures or increased operating expenses, or require changes in business practice, in each case that could result in reduced profitability for our business. Our having to comply with these foreign laws or regulations may provide a competitive advantage to competitors who are not subject to comparable restrictions or prevent us from taking advantage of growth opportunities. Determination of noncompliance can result in penalties or sanctions that could also adversely impact our operating results and financial condition.

Our inability to protect our intellectual property rights, or being accused of infringing on intellectual property rights of third parties, could have a material adverse effect on our business, financial condition and results of operations.

We rely on the ability to protect our intellectual property rights and depend on patent, trademark and trade secret legislation to protect our proprietary know-how. There can be no assurance that we have adequately protected or will be able to adequately protect our valuable intellectual property rights, or will at all times have access to all intellectual property rights that are required to conduct our business or pursue our strategies, or that we will be able to adequately protect ourselves against any intellectual property infringement claims. There is also a risk that our competitors could independently develop similar technology, processes or know-how; that our trade secrets could be revealed to third parties; that any current or future patents, pending or granted, will be broad enough to protect our intellectual property rights; or that foreign intellectual property laws will adequately protect such rights. The inability to protect our intellectual property could have a material adverse effect on our business, results of operations and financial condition.

We could face patent infringement claims from our competitors or others alleging that our processes or products infringe on their proprietary technologies. If we are found to be infringing on the proprietary technology of others, we may be liable for damages and we may be required to change our processes, redesign our products partially or completely, pay to use the technology of others, stop using certain technologies or stop producing the infringing product entirely. Even if we ultimately prevail in an infringement suit, the existence of the suit could prompt customers to switch to products that are not the subject of infringement suits. We may not prevail in intellectual property litigation and such litigation may result in significant legal costs or otherwise impede our ability to produce and distribute key products.

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In addition to patents, we also rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. While we generally enter into confidentiality agreements with our employees and third parties to protect our intellectual property, we cannot assure you that our confidentiality agreements will not be breached, that they will provide meaningful protection for our trade secrets and proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise. In addition, our trade secrets and know-how may be improperly obtained by other means, such as a breach of our information technologies security systems or direct theft.

If we are unable to retain key personnel or attract new skilled personnel, it could have an adverse effect on our business.

Our success depends on our ability to attract and retain key personnel, including our management team. In light of the specialized and technical nature of our business, our performance is dependent on the continued service of, and on our ability to attract and retain, qualified management, scientific, technical, marketing and support personnel. Competition for such personnel is intense, and we may be unable to continue to attract or retain such personnel. In addition, because of our reliance on our senior management team, the unanticipated departure of any key member of our management team could have an adverse effect on our business. Our future success depends, in part, on our ability to identify and develop or recruit talent to succeed our senior management and other key positions throughout the organization. If we fail to identify and develop or recruit successors, we are at risk of being harmed by the departures of these key employees. Effective succession planning is also important to our long-term success. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution.

Risks Related to Our Financial Condition

We are exposed to fluctuations in currency exchange rates, which may adversely affect our operating results.

We conduct our business and incur costs in the local currency of most of the countries in which we operate. Changes in exchange rates between foreign currencies and the U.S. Dollar will affect the recorded levels of our assets, liabilities, net sales, cost of goods sold and operating margins and could result in exchange losses. The primary currencies to which we have exposure are the Danish Krone and Euro. Exchange rates between these currencies and the U.S. Dollar in recent years have fluctuated significantly and may do so in the future. In addition to currency translation risks, we incur currency transaction risks whenever one of our operating subsidiaries enters into either a purchase or a sales transaction using a different currency from its functional currency. Our operating results may be affected by any volatility in currency exchange rates and our ability to manage effectively our currency transaction and translation risks.

Changes in, or the interpretation of, tax legislation or rates throughout the world could materially impact our results.

Our effective tax rate and related tax balance sheet attributes could be impacted by changes in tax legislation throughout the world.

Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, expirations of tax holidays or rulings, changes in the assessment regarding the realization of the valuation of deferred tax assets, or changes in tax laws and regulations or their interpretation. Recent developments, including the European Commission’s investigations on illegal state aid, as well as the Organisation for Economic Co-operation and Development project on Base Erosion and Profit Shifting, may result in changes to long-standing tax principles, which could adversely affect our effective tax rates or result in higher cash tax liabilities.

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We are and will be subject to the regular examination of our income tax returns by various tax authorities. Examinations in material jurisdictions or changes in laws, rules, regulations or interpretations by local taxing authorities could result in impacts to tax years open under statute or to foreign operating structures currently in place. We regularly assess the likelihood of adverse outcomes resulting from these examinations or changes in laws, rules, regulations or interpretations to determine the adequacy of our provision for taxes. It is possible the outcomes from these examinations will have a material adverse effect on our financial condition and operating results.

Our required capital expenditures can be complex, may experience delays or other difficulties, and the costs may exceed our estimates.

Our capital expenditures generally consist of and will consist of expenditures to maintain and improve existing equipment, facilities and properties, and substantial investments in new or expanded equipment, facilities and properties. Execution of these capital expenditures can be complex, and commencement of production will require start-up, commission and certification of product quality by our customers, which may impact the expected output and timing of sales of product from such facilities. Construction of large chemical operations is subject to numerous risks and uncertainties, including, among others, the ability to complete a project on a timely basis and in accordance with the estimated budget for such project and our ability to estimate future demand for our products. In addition, our returns on these capital expenditures may not meet our expectations.

Future capital expenditures may be significantly higher, depending on the investment requirements of any of our business lines, and may also vary substantially if we are required to undertake actions to compete with new technologies in our industry. We may not have the capital necessary to undertake these capital investments. If we are unable to do so, we may not be able to effectively compete in some of our markets.

Our business and financial results may be adversely affected by various legal and regulatory proceedings.

We may be involved in legal and regulatory proceedings, which may be material in the future. The outcome of proceedings, lawsuits and claims may differ from our expectations, leading us to change estimates of liabilities and related insurance receivables.

Legal and regulatory proceedings, whether with or without merit, and associated internal investigations, may be time-consuming and expensive to prosecute, defend or conduct, may divert management’s attention and other resources, inhibit our ability to sell our products, result in adverse judgments for damages, injunctive relief, penalties and fines, and otherwise negatively affect our business.

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Risks Related to Our Securities

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell the shares of common stock when you want or at prices you find attractive.

The price of our common stock as traded on the OTC Pink marketplace changes frequently. We expect that the market price of our common stock will continue to fluctuate. Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include, among others:

●	actual or anticipated announcements of technological innovations;

●	actual or anticipated changes in laws and governmental regulations;

●	disputes relating to patents or proprietary rights;

●	changes in business practices;

●	developments relating to our efforts to obtain additional financing to fund or expand our operations;

●	announcements by us regarding potential acquisitions and strategic alliances;

●	changes in industry trends or conditions;

●	our issuance of additional debt or equity securities; and

●	sales of a significant number of our shares of common stock or other securities in the market.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many small-cap companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.

We are subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which would likely make it difficult for our stockholders to sell their shares.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affect any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that such person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker or dealer made the suitability determination, and

●	the fact that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of stockholders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our stockholders will, in all likelihood, find it difficult to sell their common stock.

Future sales of our common stock in the public market or the issuance of our common stock or securities convertible into common stock could depress the price of our common stock.

Our Articles of Incorporation authorize our Board to issue shares of our common stock in excess of our current outstanding common stock. Any additional issuances of any of our authorized but unissued shares will not require the approval of stockholders and may have the effect of further diluting the equity interest of stockholders.

We may issue our common stock in the future for a number of reasons, including to attract and retain key personnel, to lenders, investment banks or investors in order to achieve more favorable terms from these parties and align their interests with our stockholders, to management and/or employees to reward performance, to finance our operations and growth strategy, to adjust our ratio of debt to equity, to satisfy outstanding obligations or for other reasons. If we issue securities, our existing stockholders may experience dilution. Future sales of our common stock, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock could adversely affect the market prices of our common stock prevailing from time to time. The sale of shares issued upon the exercise of any derivative securities could also further dilute the holdings of our then existing stockholders.

Our common stock is not currently traded at high volumes, and you may be unable to sell at or near ask prices if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is currently traded, but with very low, if any, volume, based on quotations on the OTC Pink marketplace, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. In addition, many institutional investors, which account for significant trading activity, are restricted from investing in stocks that trade below specified prices, have less than specified market capitalizations or have less than specified trading volume. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

We face potential restrictions on the use of Rule 144 for the period through February 14, 2024.

Historically, the SEC has taken the position that Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC prohibits the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers that have been at any time previously a shell company.

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There can be no assurance that the SEC will not deem us to be a “shell” company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We may be considered to be a former “shell” company, which will limit an investor’s ability to sell shares for the one-year period commencing on February 14, 2023.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of our common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations as discussed above under “We face potential restrictions on the use of Rule 144 for the period through February 14, 2024.” Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.

Our directors, executive officers and controlling persons as a group have significant voting power and may take actions that may not be in the best interest of stockholders.

Our directors, executive officers and controlling persons as a group beneficially own approximately 97% of our common stock. They will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company with controlling affiliated stockholders.

We do not plan to pay dividends to holders of our common stock.

We do not anticipate paying cash dividends to the holders of our common stock at any time. Accordingly, investors in our securities must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment. There are no assurances that the price of our common stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.

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General Risk Factors

Adverse conditions in the global economy, and volatility and disruption of financial markets, can negatively impact our business and results of operations.

Global financial conditions have been subject to continued volatility. Government debt, the risk of sovereign defaults, political instability and wider economic concerns in many countries have been causing significant uncertainties in the markets. Disruptions in the credit and capital markets can have a negative impact on the availability and terms of credit and capital. Uncertainties in these markets could have a material adverse effect on our liquidity, ability to raise capital and cost of capital. High levels of volatility and market turmoil could also adversely impact commodity prices, exchange rates and interest rates and have a detrimental effect on our business.

Recent global economic and geopolitical events, such as the war in Ukraine and sanctions imposed on Russia and higher energy costs coupled with supply concerns, have been disruptive to the world economy, with increased volatility in commodity markets, international trade and financial markets and oil and gasoline prices, all of which have a trickle-down effect on supply chains, equipment and construction. There is substantial uncertainty about the extent to which each of these events will continue to impact economic and financial affairs, as the numerous issues arising from each event are in flux and there is the potential for escalation of conflict both within Europe and globally. There is a risk of substantial market and financial turmoil arising from further conflict, which could have a material adverse effect on the economics of our projects and our ability to operate our business and advance project development. There is also a risk of recession in the United States and elsewhere, which may cause decreases in asset values and may result in impairment losses, which could adversely impact our operations.

Our business and operations could suffer in the event of cybersecurity breaches, information technology system failures, or network disruptions.

Attempts to gain unauthorized access to our information technology systems become more sophisticated over time. These attempts, which might be related to industrial or other espionage, include covertly introducing malware to our computers and networks and impersonating authorized users, among others. In some cases, we might be unaware of an incident or its magnitude and effects. The theft, unauthorized use or publication of our intellectual property and/or confidential business information could harm our competitive position, reduce the value of our investment in research and development and other strategic initiatives or otherwise adversely affect our business. To the extent that any cybersecurity breach results in inappropriate disclosure of our customers’ or licensees’ confidential information, we may incur liability as a result. The devotion of additional resources to the security of our information technology systems in the future could significantly increase the cost of doing business or otherwise adversely impact our financial results.

In addition, risks associated with information technology systems failures or network disruptions, including risks associated with upgrading our systems or in successfully integrating information technology and other systems in connection with the integration of any businesses we acquire, could disrupt our operations by impeding our processing of transactions, financial reporting and our ability to protect our customer or company information, which could adversely affect our business and results of operations.

The COVID-19 pandemic could have a material adverse effect on our results of operations, financial position, and cash flows.

The COVID-19 pandemic has created significant uncertainty and economic disruption. While we have not experienced a material impact to date, the ultimate extent to which it impacts our business, results of operations, financial position, and cash flows is difficult to predict and dependent upon many factors over which we have no control. These factors include, but are not limited to, the duration and severity of the pandemic, including from the discovery of new strain variants; government restrictions on businesses and individuals; the health and safety of our employees and communities in which we do business; the impact of the pandemic on our customers’ businesses and the resulting demand for our products; the impact on our suppliers and supply chain network; the impact on U.S. and global economies and the timing and rate of economic recovery; and potential adverse effects on the financial markets.

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Natural disasters or other unanticipated catastrophes could impact our results of operations.

The occurrence of natural disasters, such as hurricanes, floods or earthquakes; pandemics, such as COVID-19, or other unanticipated catastrophes at any of the locations in which we or our key partners, suppliers and customers do business, could cause interruptions in our operations. A global or regional pandemic or similar outbreak in a region of ours, our customers or our suppliers could disrupt business. If similar or other weather events, natural disasters or other catastrophic events occur in the future, they could negatively affect the results of operations at our sites in the affected regions as well as have adverse impacts on the global economy.

If we are unable to develop and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, it could have a material adverse effect on our business.

We are required to provide a quarterly management certification and an annual management assessment of the effectiveness of our internal controls over financial reporting. As of December 31, 2021, we disclosed the following material weaknesses that have not yet been remediated: (1) lack of a functioning audit committee and lack of a majority of outside directors on our Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of generally accepted accounting principles in the United States and SEC disclosure requirements; and (4) ineffective controls over period end financial disclosure and reporting processes.

If we are not able to implement and document the necessary policies, processes and controls to mitigate financial reporting risks, we may not be able to comply with the requirements of Section 404(a) in a timely manner or with adequate compliance. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable market or exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in our company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we are unable to remediate our existing material weaknesses or report additional material weaknesses in our internal control over financial reporting. This could materially adversely affect us and lead to a decline in the price of our common stock.

Our insurance may not fully cover all potential exposures.

Our insurance may not cover all risks associated with the hazards of our business and is subject to limitations, including deductibles and coverage limits. We may incur losses beyond the limits, or outside the coverage, of our insurance policies, including liabilities for environmental remediation. In addition, from time to time, various types of insurance for companies in the specialty chemical industry have not been available on commercially acceptable terms or, in some cases, have not been available at all. We are potentially at additional risk if one or more of our insurance carriers fail. Additionally, severe disruptions in the domestic and global financial markets could adversely impact the ratings and survival of some insurers. Future downgrades in the ratings of enough insurers could adversely impact both the availability of appropriate insurance coverage and its cost. In the future, we may not be able to obtain coverage at current levels, if at all, and our premiums may increase significantly on coverage that we maintain.

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We may be exposed to certain regulatory and financial risks related to climate change.

Growing concerns about climate change may result in the imposition of additional regulations or restrictions to which we may become subject. Climate changes include changes in rainfall and in storm patterns and intensities, water shortages, significantly changing sea levels and increasing atmospheric and water temperatures, among others. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to climate change, including regulating greenhouse gas emissions. Potentially, additional U.S. federal regulation will be forthcoming with respect to greenhouse gas emissions (including carbon dioxide) and/or legislation that could impact our operations. In addition, we may in the future have operations in the EU, which has agreed to implement measures to achieve objectives under the 2015 Paris Climate Agreement, an international agreement linked to the United Nations Framework Convention on Climate Change, which set targets for reducing greenhouse gas emissions.

The outcome of new legislation or regulation in the U.S. and other jurisdictions in which we operate may result in new or additional requirements, additional charges to fund energy efficiency activities, and fees or restrictions on certain activities. While certain climate change initiatives may result in new business opportunities for us by increasing the demand for EVs and lithium-ion batteries, compliance with these initiatives may also result in additional costs to us, including, among other things, increased production costs, additional taxes, reduced emission allowances or additional restrictions on production or operations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Even without such regulation, increased public awareness and adverse publicity about potential impacts on climate change emanating from us or our industry could harm us. We may not be able to recover the cost of compliance with new or more stringent laws and regulations, which could adversely affect our business and negatively impact our growth. Furthermore, the potential impact of climate change and related regulation on our customers is highly uncertain and there can be no assurance that it will not have an adverse effect on our financial condition and results of operations.

We may become party to litigation or other proceedings.

In the ordinary course of our business, we may become party to new litigation or other proceedings in local or international jurisdictions in respect of any aspect of our business, whether under criminal law, contract or otherwise. The causes of potential litigation cannot be known and may arise from, among other things, business activities, employment matters, including compensation issues, environmental, health and safety laws and regulations, tax matters, failure to comply with disclosure obligations or labor disruptions at our project sites. Regulatory and government agencies may initiate investigations relating to the enforcement of applicable laws or regulations, and we may incur expenses in defending them and be subject to fines or penalties in case of any violation and could face damage to our reputation. We may attempt to resolve disputes involving foreign contractors/suppliers through arbitration in another country, and such arbitration proceedings may be costly and protracted, which may have an adverse effect on our financial condition. Litigation may be costly and time-consuming and can divert the attention of management and key personnel from our operations and, if adjudged adversely to us, may have a material and adverse effect on our cash flows, results of operations and financial condition.

We may have certain conflicts of interest.

Our directors and officers may become directors or officers of other mineral resource companies or reporting issuers or may acquire or have significant shareholdings in other mineral resource companies. To the extent that such other companies may participate in ventures in which we may participate or wish to participate, our directors and officers may have a conflict of interest with respect to such opportunities or in negotiating and concluding terms respecting the extent of such participation.

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Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●	changes in economic and business conditions;

●	our limited operating history in the lithium industry;

●	availability of raw materials;

●	increases in the cost of raw materials and energy;

●	the pace of adoption and cost of developing electric transportation and storage technologies dependent upon lithium batteries;

●	estimates of and volatility in lithium prices or demand for lithium;

●	changes in our market in general;

●	the occurrence of regulatory actions, proceedings, claims or litigation;

●	changes in laws and government regulations impacting our operations;

●	the effects of climate change, including any regulatory changes to which we might be subject;

●	hazards associated with chemicals manufacturing;

●	changes in accounting standards;

●	our ability to access capital and the financial markets;

●	volatility and uncertainties in the debt and equity markets;

●	the development of an active trading market for our common stock;

●	the occurrence of cyber-security breaches, terrorist attacks, industrial accidents or natural disasters;

●	technology or intellectual property infringement, including through cyber-security breaches, and other innovation risks;

●	recruiting, training and developing employees;

●	our failure to successfully execute our growth strategy, including any delays in our future growth;

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●	decisions we may make in the future;

●	uncertainties as to the duration and impact of the COVID-19 pandemic; and

●	other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions, or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements, except as required by federal securities laws. See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a pure-play lithium company focused on supplying high performance lithium compounds to the fast-growing EV and broader battery markets. We have developed a proprietary technology to extract lithium from oilfield wastewater, which we believe will enable us to manufacture lithium compounds quickly, at an attractive cost, and with a minimal environmental footprint, which we expect to provide us with a competitive advantage over other lithium manufacturers. We believe this competitive advantage will enable us to capitalize on the acceleration of vehicle electrification and renewable energy adoption.

We plan to establish our first lithium carbonate manufacturing facility in 2023, which will be capable of manufacturing up to 1,000 metric tons of LCE, and we plan to begin manufacturing battery-grade lithium compounds at such facility in the first half of 2024.

In order to meet our targets, management will focus on the achievement of several critical missions over the next year:

Site Selection. Our proprietary technology operates on a vastly smaller footprint compared to traditional lithium production. While conventional production facilities require up to 65 acres for solar evaporation brine extraction and 115 acres for hard rock mining per 1,000 metric tons of LCE production, our production facilities require only 1.4 acres and can be located in remote areas or co-located with existing oil mining operation sites.

In order to achieve the planned start of production in the first half of 2024, we will need to locate a suitable manufacturing site. To this end, we are currently in discussions with oil and gas producers and service providers.

Lithium feedstock. We are dependent on a continued supply of produced water. Currently, the disposal of produced water is a costly undertaking for oil well operators and carries a large environmental footprint. We believe our proprietary technology offers significant cost savings for oil well operators as water is cleaned and used for re-injection or other purposes.

The current U.S. production of produced water is more than 50 million barrels per day. Not all produced water is suitable for lithium production, but we estimate that the current U.S. production of produced water is sufficient to produce more than 500,000 metric tons of LCE annually. Based on ongoing discussions, management does not currently anticipate significant difficulties in sourcing sufficient quantities of produced water.

Sourcing of Components. We source the major components for our proprietary lithium extraction process from blue-chip international suppliers. Management currently anticipates timely access to all major components. However, supply chain difficulties as seen during late 2021 and early 2022 could delay production start dates. We have identified our major vendors and are currently in contract discussions.

Hiring of Key Personnel. While our production process is largely automated, we will require significant additions to our personnel to achieve production start targets. Key areas of expansion are anticipated to include management, research and development, sales, project management and administration. We currently have eight full-time employees and are in the process of hiring additional key personnel.

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Results of Operations

The following is a discussion of the financial condition and results of operations of Lithium Harvest prior to the Exchange Transaction and is intended to assist in the understanding and assessment of significant changes and trends related to its results of operations and financial position. This discussion should be read in conjunction with Lithium Harvest’s unaudited financial statements for the three and nine months ended September 30, 2022 and 2021 and the accompanying notes and Lithium Harvest’s audited financial statements for the year ended December 31, 2021 and the period ended December 30, 2020 and the accompanying notes, in each case appearing elsewhere in this Current Report on Form 8-K.

	For the 12 Months	For the Period	For the Nine
	Ended	Ended	Months Ended
	Dec 31, 2021	Dec 31, 2020	Sep 30, 2022	Sep 30, 2021

Operating and administrative expenses
General and administrative expenses	$310	$374	$1,520	$241
Management fees	-	-	4,285	-
Professional fees	791	-	2,715	-
Total operating and administrative expenses	1,101	-	8,520	241

Net loss for the period	(1,101)	(374)	(8,520)	(241)

Other comprehensive loss
Translation gain/(loss)	(583)	315	(167)	(446)

Comprehensive loss for the period	$(1,684)	$(59)	$(8,687)	$(687)

Basic and diluted loss per share	$-	$-	$-	$-
Weighted average number of common shares outstanding	50,000	50,000	50,000	50,000

Operating Expenses

Operating expenses for the nine months ended September 30, 2022 were $8,520 compared to $241 for the nine months ended September 30, 2021. The increase in operating expenses was primarily due to $4,285 in management fees to support development of Lithium Harvest’s first production plant and $2,715 in professional fees.

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Operating expenses for the year ended December 31, 2021 were $3,228 compared to $0 for the period ended December 31, 2020. The increase in operating expenses was primarily due to $791 in increased professional fees.

Net Loss

Net loss for the nine months ended September 30, 2022 was $8,520 compared to $241 for the nine months ended September 30, 2021. The increase in net loss was primarily due to additional management and professional fees.

Net loss for the year ended December 31, 2021 was $1,101 compared to $374 for the period ended December 31, 2020. The increase in net loss was primarily due to increased professional fees.

Translation Gain/(Loss)

Translation loss for the nine months ended September 30, 2022 was $167 compared to $446 for the nine months ended September 30, 2021. The decrease in translation loss was primarily due to favorable movement in exchange rates.

Translation loss for the year ended December 31, 2021 was $583 compared to translation gain of $315 for the period ended December 31, 2020. The change in translation gain/(loss) was primarily due to unfavorable exchange rates.

Comprehensive Loss

Comprehensive loss for the nine months ended September 30, 2022 was $(8,687) compared to $(687) for the nine months ended September 30, 2021, primarily due to the changes discussed above.

Comprehensive loss for the year ended December 31, 2021 was $(1,684) compared to ($59) for the period ended December 31, 2020, primarily due to the changes discussed above.

Liquidity and Capital Resources

Lithium Harvest had cash of $35 and a working capital deficit of $2,490 as of September 30, 2022, compared to cash of $6,958 and a working capital surplus of $6,197 as of December 31, 2021. As of September 30, 2022, Lithium Harvest had an accumulated deficit of $2,490 since inception.

Further losses are anticipated in the development of our business, and Lithium Harvest’s operating losses create substantial doubt about our ability to continue as a going concern. We will need to raise additional cash in order to execute on current growth plans and fund ongoing operations over the next 12 months. However, there is no assurance that such funds will be available on acceptable terms, or at all.

The notes to Lithium Harvest’s financial statements as of September 30, 2022 disclose its uncertain ability to continue as a going concern; however, such financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Net Cash Flows Used in Operating Activities

Net cash flows used in operating activities during the nine months ended September 30, 2022 were $6,756, compared to $241 during the nine months ended September 30, 2021, which was primarily due to increased operating expenses in the form of professional and management fees and sundry taxes, partially offset by an increase in accounts payable and accrued liabilities.

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Net cash flows used in operating activities during the year ended December 31, 2021 were $340, compared to $374 during the period ended December 31, 2020, which was primarily due to an increase in accounts payable and accrued liabilities, partially offset by increased operating expenses in the form of professional fees.

Net Cash Flows Provided by Financing Activities

Net cash flows provided by operating activities during the year ended December 31, 2021 were $0, compared to $7,940 during the period ended December 31, 2020, which was due to proceeds from shares issued to Lithium Harvest’s founders.

Critical Accounting Estimates

Lithium Harvest’s financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s application of accounting policies. Management believes that understanding the basis and nature of the estimates and assumptions involved with the preparation of Lithium Harvest’s financial statements is critical to an understanding of its financial statements. Please read the notes to Lithium Harvest’s financial statements for details.

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

A critical accounting estimate is defined as a financial statement item where significant judgment is required in the selection of accounting policies and the determination of estimates. The accounting estimates that require more significant judgment are included below:

1.	Revenue recognition: We use judgment in determining the timing of revenue recognition and the amount of revenue to be recognized. This judgment is based on the timing of delivery, customer acceptance and other factors. Our revenue recognition policies are subject to periodic review and changes, and any changes could have a material impact on our financial statements.

2.	Allowance for doubtful accounts: We estimate the allowance for doubtful accounts based on historical data, current economic conditions and other factors. The actual amount of uncollectible accounts may differ from our estimates, and any significant changes could impact our financial statements.

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3.	Inventory valuation: We estimate the value of inventory based on historical cost, estimated future demand and other factors. We regularly review our inventory and may write down the value if it is deemed to be obsolete or overvalued. Any significant changes to our inventory valuation could impact our financial statements.

4.	Depreciation and amortization: We estimate the useful lives of our property, plant and equipment and intangible assets, and the residual values used in our depreciation and amortization calculations. Our estimates are subject to change based on economic conditions, technological advancements and other factors, and any changes could have a material impact on our financial statements.

5.	Impairment of long-lived assets: We periodically review our long-lived assets for impairment and estimate the fair value of those assets. Our estimates are based on a variety of factors, including market conditions and future plans for the assets. If the estimated fair value of the assets is lower than the carrying value, we recognize an impairment charge. Any changes to our estimates could result in impairment charges and have a material impact on our financial statements.

6.	Exchange rates and translational risks: We are exposed to exchange rate fluctuations and translational risks, particularly with respect to the Danish Krone. We estimate the impact of these fluctuations on our financial statements and make adjustments as necessary. The fluctuations in exchange rates could have a significant impact on the value of our assets and liabilities denominated in foreign currencies, and on our results of operations when translating these amounts into our functional currency. Any material changes in exchange rates could have a significant impact on our financial statements.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock immediately following the Closing by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or the right to acquire such powers within 60 days. In computing the number of shares of our common stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of the Closing Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise noted, the address of each beneficial owner is c/o Sustainable Projects Group Inc., 2316 Pine Ridge Rd #383, Naples, Florida.

The beneficial ownership of the Company’s common stock is based on 287,190,813 shares of the Company’s common stock issued and outstanding immediately following the Closing.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)

Greater than 5% Stockholders

Kestrel Flight Fund LLC(1)	71,797,703	25.0%

AØNP14 ApS (2)	21,700,059	7.6%

Directors and Executive Officers

Sune Mathiesen(3)	92,483,587	32.2%

Stefan Muehlbauer	1,000,000	0.3%

Paw Juul(4)	92,483,587	32.2%

All directors and executive officers as a group (3 persons)	185,967,174	64.8%

*	Less than one percent of outstanding shares.

(1)	Albert Hanser is the Managing Partner of Kestrel Flight Fund LLC. The address of Kestrel Flight Fund LLC is 149 Meadowbrook Road, Weston, Massachusetts 02493.

(2)	Aldo Petersen is the managing director of AØNP14 ApS. The address of AØNP14 ApS is Amaliegade 6, DK-1256 København K.

(3)	Consists of 92,483,587 shares owned directly by Sune Mathiesen Holding APS. Mr. Mathiesen is the managing director of Sune Mathiesen Holding APS.

(4)	Consists of 92,483,587 shares owned by FENO Holding ApS. Mr. Juul is the managing director of FENO Holding ApS.

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Directors and Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors and executive officers upon the Closing, are as follows:

Name	Age	Position
Sune Mathiesen	48	Chairman, President, Chief Executive Officer and Director
Stefan Muehlbauer	44	Chief Financial Officer and Director
Paw Juul	44	Chief Technology Officer and Director*

* Mr. Juul’s appointment as a director is effective 10 days following the mailing of an information statement that satisfies the requirements of Rule 14F-1 under the Exchange Act to the Company’s stockholders.

Sune Mathiesen. Mr. Mathiesen has served as the Chairman, President, Chief Executive Officer and a director of the Company since February 14, 2023. Prior to joining the Company, Mr. Mathiesen served as the President and Chief Executive Officer of Lithium Harvest since August 2020. Prior to co-founding Lithium Harvest, Mr. Mathiesen served as Chief Executive Officer and a Director of LiqTech International Inc. (Nasdaq: LIQT) from July 2014 to May 2022. Mr. Mathiesen has also served as a CEO and Director of Masu A/S, a Danish company, since February 2013. He is the owner and Chief Executive Officer of Sune Mathiesen Holding ApS, which he founded in August 2020, and Masu Consult ApS, which he founded in January 2018. He previously served as CEO and Director of Provital A/S from June 2012 to August 2015. Before that he served as Country Manager of Broen Lab Group from July 2010 to May 2011 and as Country Manager of GPA Flowsystem from August 1997 to June 2010. Mr. Mathiesen has been working hands-on with technical products within the valves and fittings industry for the past 20 years. He has a degree in commercial science from Via College in Randers, Denmark. The Board has concluded that Mr. Mathiesen should serve as a director because his significant experience in management and business development enables him to make valuable contributions to the Board.

Stefan Muehlbauer. Mr. Muehlbauer has been the Chief Executive Officer of the Company since May 2018, the Chief Financial Officer of the Company from January 2018 to May 2018 and since July 2018, the Chief Communications Officer and a director of the Company since February 2017, and the Treasurer and Corporate Secretary of the Company since January 2018. Mr. Muehlbauer also has served as Chief Executive Officer of Arma Communications Inc., a business development and marketing agency, since 2013. Previously, Mr. Muehlbauer held positions with several leading investment banks in Europe, including as the Chief Operating Officer at Silvia Quandt & Cie AG, where he was responsible for building up the institution’s research and corporate finance activities. Mr. Muehlbauer received his degree in Finance from the University of Miami. The Board has concluded that Mr. Muehlbauer should serve as a director because of his significant business experience, investment banking background and knowledge of financial markets.

Paw Juul. Mr. Juul has served as the Chief Technology Officer of the Company since February 14, 2023. Prior to joining the Company, Mr. Juul served as the Chief Technology Officer of Lithium Harvest since August 2020. Prior to co-founding Lithium Harvest, Mr. Juul served as the Chief Executive Officer of LiqTech Water A/S, a subsidiary of LiqTech International Inc. from September 2014 until March 2022. Mr. Juul co-founded Pivotal A/S in 2009 and served as its Chief Technology Officer until August 2014. Mr. Juul has also been the Chief Executive Officer of QLT Water ApS since May 2022 and FENO Holding ApS since January 2018. Mr. Juul has extensive experience in new business development, specifically in the water treatment industry. Mr. Juul holds a master’s degree in Biomedical Engineering from Aalborg University in Aalborg, Denmark. The Board has concluded that Mr. Juul should serve as a director because his significant experience in management, business development and the water treatment industry enables him to make valuable contributions to the Board.

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Board Committees

The Company intends to create audit, compensation and nomination and governance committees after the Closing.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. While director compensation is to be determined in the future, we intend to compensate independent directors in the future through cash and potentially equity grants and other directors through equity grants.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

Legal Proceedings

As of the date of this report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Code of Ethics

The Company intends to adopt a code of ethics following the Closing.

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Executive Compensation

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our named executive officers for fiscal 2022 and 2021.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Stefan Muehlbauer, CEO	2021	24,000	nil	nil	nil	nil	nil	nil	24,000
	2022	24,000	nil	nil	nil	nil	nil	nil	24,000

Tiffany Muehlbauer, COO	2021	12,000	nil	nil	nil	nil	nil	nil	12,000
	2022	12,000	nil	nil	nil	nil	nil	nil	12,000

Outstanding Equity Awards

Since inception, there were no stock options, stock appreciation rights or other equity awards that have been granted, exercised or re-priced.

Lithium Harvest Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to Lithium Harvest’s named executive officers for fiscal 2022 and 2021.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
Sune Mathiesen, CEO	2021	nil	nil	nil	nil	nil	nil	nil	nil
	2022	nil	nil	nil	nil	nil	nil	nil	nil

Paw Juul, CTO	2021	nil	nil	nil	nil	nil	nil	nil	nil
	2022	nil	nil	nil	nil	nil	nil	nil	nil

Outstanding Equity Awards

Since inception, there were no stock options, stock appreciation rights or other equity awards that have been granted, exercised or re-priced.

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Employment Agreements

Item 1.01 of this report describes certain compensatory arrangements (see “Employment Agreements”), which is incorporated by reference herein.

Certain Relationships and Related Transactions, and Director Independence

We describe below transactions or series of similar transactions, since January 1, 2021, or currently proposed, to which we were a party or will be a party, in which, the amounts involved exceeded $120,000; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than (i) compensation arrangements, which are described where required under the section titled “Executive Compensation,” and (ii) the Exchange Transaction, described in the section titled “Entry Into a Material Definitive Agreement.”

The Company’s Related Party Transactions

As described above, Albert Hanser is the Managing Partner of Kestrel Flight Fund LLC and directly or indirectly holds 25% of the issued and outstanding shares in the Company. Kestrel Flight Fund LLC loaned the Company $100,000 pursuant to a Loan Agreement dated July 21, 2021, by and between the Company and Kestrel Flight Fund LLC, which was subsequently amended on June 22, 2022, to increase the loan amount by $25,000 to a total of $125,000 (the “Loan”). The Loan accrued interest at the rate of 10% per annum and converted into the Company’s common stock upon the effectiveness of the Exchange Transaction.

Lithium Harvest’s Related Party Transactions

Lithium Harvest has purchased services from Masu Consult ApS, which is wholly owned by Sune Mathiesen, in the total amount of $249,913, and the Company has outstanding invoices from Masu Consult ApS in the total amount of $249,913.

Director Independence

Our shares are not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. Utilizing the definition of “independent” set forth in both the Nasdaq Stock Market’s and New York Stock Exchange’s listing standards, the Company believes that it does not have any independent directors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on September 4, 2009, there were no disagreements with the Company’s principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within the Company’s two most recent fiscal years and the subsequent interim periods. The Company’s Independent Registered Public Accounting Firm since May 4, 2018 has been Fruci & Associates II, PLLC, Certified Public Accountants of Spokane, Washington whom audited the Company’s May 31, 2018 year end, December 31, 2018 year end and December 31, 2019 year end. The Company’s Independent Registered Public Accounting Firm Since August 17, 2021 has been K.R. Margetson Ltd of Vancouver, Canada, who audited the Company’s December 31, 2020 year end and December 31, 2021 year end.

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Description of Securities

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation, as amended (the “Articles of Incorporation”), do not provide for cumulative voting, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are fully paid and non-assessable.

Stock Options

There are currently no outstanding stock options.

Trading Information

Our shares of common stock are currently traded on the OTC Pink marketplace under the symbol SPGX. The range of high and low bid information for shares of Company common stock for each full quarterly period within the two most recent fiscal years is set forth below. These bid prices represent prices quoted by broker-dealers on the OTC Pink marketplace. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Given the significant changes in our business, capital structure, and management following the Exchange Transaction on February 14, 2023, we believe that our historical trading information before the Exchange Transaction is no longer relevant.

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On February 13, 2023, the closing price of our common stock, as reported by the OTC Pink marketplace, was $0.05 per share.

	High	Low
2022:
Four quarter ended December 31, 2022	$0.032	$0.025
Third quarter ended September 30, 2022	0.10	0.017
Second quarter ended June 30, 2022	0.13	0.017
First quarter ended March 31, 2022	0.12	0.062

2011:
Fourth quarter, ended December 31, 2021	$0.12	$0.12
Third quarter, ended September 30, 2021	0.12	0.012
Second quarter ended June 30, 2021	0.46	0.023
First quarter ended March 31, 2021	0.698	0.018

Transfer Agent

The transfer agent and registrar for our common stock is Empire Stock Transfer, 1859 Whitney Mesa Dr., Henderson, Nevada.

Record and Beneficial Holders

As of February 13, 2023, there were approximately 96 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

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Indemnification of Directors and Officers

The Nevada Revised Statutes (“NRS”)

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she:

(a)	is not liable pursuant to NRS § 78.138; or

(b)	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS § 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Under our By-laws, we indemnify every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, because he, she, or a person whom he or she legally represents is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, is indemnified and held harmless to the fullest legally permissible under Chapter 78 of the NRS from time to time against all expenses, liability, and loss (including attorney’s fees, judgments, fines, and amounts paid or to be paid in settlements) reasonably incurred or suffered by him or her in connection with his or her acting.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The right of indemnification is a contract right that may be enforced in any manner desired by the person. The right of indemnification does not extinguish any other right that the directors, officers, or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

We have been advised that in the opinion of the U.S. Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We intend to enter into separate, but substantively identical, indemnification agreements with each of our directors and executive officers. The indemnification agreements will allow us to indemnify each of them to the fullest extent permitted by Nevada law.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference herein.

The shares of our common stock issued to former holders of Lithium Harvest common stock in connection with the Exchange Transaction were exempt from registration under Section 4(2) of the Securities Act as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act. None of the common stock was registered under the Securities Act or the securities laws of any state. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.01	Change in Control of Registrant.

The information contained in Item 2.01 of this report is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 (see “Entry into a Material Definitive Agreement”) and Item 2.01 (see “Completion of Acquisition or Disposition of Assets”) of this report is incorporated by reference herein.

Item 5.06	Change in Shell Company Status.

As a result of the Exchange Transaction, the Company ceased to be a shell company. Reference is made to the disclosure in Items 1.01 and 2.01 of this Report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited financial statements of Lithium Harvest for the year and period December 31, 2021 and 2020 are attached as Exhibit 99.1 to this report and are incorporated by reference herein. The unaudited financial statements of Lithium Harvest for the three and nine months ended September 30, 2022 are attached as Exhibit 99.2 to this report and are incorporated by reference herein.

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(b)	Pro Forma Financial Information

The unaudited pre-reverse takeover pro forma financial statements of the Company are filed as Exhibit 99.3 hereto and incorporated herein by reference. The unaudited pre-reverse takeover pro forma financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented and should not be taken as representative of our future consolidated results of operations or financial condition.

(c)	Exhibits

The exhibits listed in the following exhibit index are filed as part of this report.

2.1	Securities Exchange Agreement, among Sustainable Projects Group Inc., Lithium Harvest ApS and, for certain limited purposes, its shareholders, dated as of February 14, 2023.

3.1	Articles of Incorporation, filed as an exhibit to the registrant’s Form S-1/A – Amendment #1 filed on December 17, 2010, and incorporated herein by reference.

3.2	By-Laws, filed as an exhibit to the registrant’s Form S-1 (Registration Statement) filed on September 13, 2010, and incorporated herein by reference.

3.4	Certificate of Amendment, filed as an exhibit to the registrant’s Form S-1 (Registration Statement) filed on September 13, 2010, and incorporated herein by reference.

3.5	Certificate of Amendment, filed as an exhibit to the registrant’s Form 8-K filed on December 19, 2016, and incorporated herein by reference.

3.6	Certificate of Amendment, filed as an exhibit to the registrant’s Form 8-K filed on October 26, 2017, and incorporated herein by reference.

10.1	Executive Service Agreement, by and between Sustainable Projects Group Inc. and Sune Mathiesen, dated as of February 14, 2023.

10.2	Form of Employment Agreement, by and between Sustainable Projects Group Inc. and Sune Mathiesen.

10.3	Employment Agreement, by and between Sustainable Projects Group Inc. and Stefan Muehlbauer, dated as of February 14, 2023.

10.4	Executive Service Agreement, by and between Sustainable Projects Group Inc. and Paw Juul, dated as of February 14, 2023.

10.5	Form of Employment Agreement, by and between Sustainable Projects Group Inc. and Paw Juul.

21.1	Subsidiaries of the registrant.

99.1	Financial Statements of Lithium Harvest ApS for the year and period December 31, 2021 and 2020.

99.2	Financial Statements of Lithium Harvest ApS for the three and nine months ended September 30, 2022.

99.3	Pre-Reverse Takeover Pro Forma Financial Statements of Sustainable Projects Group Inc. for the nine months ended September 30, 2022.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date: February 14, 2023	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer

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